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                                                                    EXHIBIT 99.1

[HARRIS INTERACTIVE LOGO]


FOR IMMEDIATE RELEASE

                  Harris Interactive Acquires WirthlinWorldwide
            Expands Research Capabilities and Extends Global Presence
                    Dr. Richard B. Wirthlin Named as Director

ROCHESTER, NY -- SEPTEMBER 9, 2004 -- Harris Interactive(R) (Nasdaq:HPOL) has acquired WirthlinWorldwide, a privately held, premier opinion research and strategic consulting firm, headquartered in Reston, Virginia. The deal was completed with a combination of stock and cash valued at $41.8 million, and will add $50 million in annual revenue and 300 new clients to Harris Interactive. The combined firm will have over 1,000 employees and is expected to generate $210 to $215 million in revenue this fiscal year.

"I'm excited about the deep, consultative and strategic relationships WirthlinWorldwide has built with their clients. By joining forces, we can now introduce the added benefits of online research to the executives of 300 more companies," commented Robert E. Knapp, CEO of Harris Interactive. "This combination expands our portfolio of products and services and injects a significant amount of intellectual capital into our organization. We are well on our way to achieving our goal of becoming a $500 million strategic market research firm in the next five years," Knapp continued.

"For over 40 years, I have been passionate about helping our clients build measurable value. With this merger, we can now arm clients with a broader and more powerful suite of world class research tools. The entire WirthlinWorldwide team believes the combined firm will be a significant force in the marketplace," said Dr. Richard B. Wirthlin, founder of WirthlinWorldwide. "We have been approached by many suitors through the years, but none rivaled the Harris Interactive combination of intellect and innovation. They are true world leaders in online research," Wirthlin concluded.

STRATEGIC REASONS FOR THE MERGER

The Company noted several major benefits of this union.

-    Leverage
     - Creates opportunity for over $1 million in potential savings, the merger is immediately accretive
     - Presents opportunity to convert 15% to 20% of traditional revenue to the Internet
     -    Creates large cross-selling opportunity among 1000+ combined client base
-    Revenue and profit
     -    Adds estimated $50 million of annual revenue
     -    Adds estimated $40 million of revenue in fiscal 2005 alone
     -    Adds estimated $0.01 to $0.02 of pre-tax earnings per share in fiscal
          2005
     -    Adds estimated $0.01 of after-tax, or net earnings per share in fiscal
          2005
-    Client access
     -    Increases client base by over 40% with only 14% overlap
     -    Doubles number of Fortune 500 clients
     -    Adds 4,500 active contacts to client marketing database
-    Industry sector expansion
     -    Expands Brand and Strategic Consulting business dramatically
     -    Increases scale of the Government and Policy practice
     - Establishes foundation for growth in Financial Services, Consumer Packaged Goods
-    Geographic reach
     -    Strengthens presence in Midwest U.S. and the U.K.
     -    Adds China presence in Shanghai and Hong Kong
-    Intellectual and managerial talent
     -    Adds five senior managers with over 120 years experience
     -    Adds 50 senior research analysts

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DR. RICHARD B. WIRTHLIN NAMED DIRECTOR
The Company also announced that Dr. Richard B. Wirthlin, founder of WirthlinWorldwide and Ronald Reagan's chief strategist and pollster from 1968 to 1988, will join the Harris Interactive board as a director. Wirthlin will also continue to develop strategic direction for both clients and the internal operating groups within the Company.

$41.8 MILLION CASH AND STOCK DEAL
In connection with the transaction, Harris Interactive issued 3.5 million shares of stock priced at $6.07 per share and paid $20.4 million in cash. The entire senior executive team is covered by employment contracts.

NEW GUIDANCE ISSUED FOR Q1 AND FY2005

Q1
--
Revenue                    $40 to $42 million
Pre-tax earnings           $0.04 to $0.06 per share (fully diluted)
Post-tax, or net earnings  $0.03 to $0.04 per share (fully diluted)

Fiscal 2005
-----------
Revenue                    $210 to $215 million
Pre-tax earnings           $0.32 to $0.36 per share (fully diluted)
Post-tax, or net earnings  $0.21 to $0.23 per share (fully diluted),


For the nine plus months remaining in fiscal 2005, the Company expects WirthlinWorldwide to contribute approximately $40 million in revenue, $0.01 to $0.02 per share of pre-tax earnings and $0.01 per share of post-tax, or net earnings.

Pre-tax earnings per share (a non-GAAP measure) is calculated as income before taxes divided by the weighted average diluted shares currently outstanding and is reconciled to the most comparable GAAP measure, net earnings, as follows:

                                                             THREE MONTHS ENDING       FISCAL YEAR ENDING
                                                                   9/30/04                   6/30/05
     Net earnings per share (fully diluted)                    $0.03 to $0.04            $0.21 to $0.23
     Plus: Income tax expense per share (fully diluted)        $0.01 to $0.02            $0.11 to $0.13
     Pre-tax earnings per share (fully diluted)                $0.04 to $0.06            $0.32 to $0.36

CONFERENCE CALL AND WEBCAST ACCESS INFORMATION
The Company has scheduled a conference call to discuss this merger for later this morning, Thursday, September 9, 2004 at 11:30 a.m. ET. Robert E. Knapp, vice chairman and CEO will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (888) 515-2880 in the United States and Canada, or (719) 457-2607 internationally by 11:15 a.m. ET on September 9 - please reference "Harris Interactive." A live webcast of the conference call will also be accessible via the Company's website at www.harrisinteractive.com, and an archived version of the webcast will be available for 30 days following the call under the heading "Webcasts" in the "Investor Relations" section of the Company's website.

This media release will also be available prior to the call at our website: www.harrisinteractive.com/news.


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ABOUT HARRIS INTERACTIVE(R)
Harris Interactive (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for The Harris Poll(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research from its U.S. offices and through wholly owned subsidiaries--London-based HI Europe


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(www.hieurope.com), Paris-based Novatris and Tokyo-based Harris Interactive
Japan--as well as through the Harris Interactive Global Network of independent market- and opinion-research firms. EOE M/F/D/V

ABOUT WIRTHLINWORLDWIDE
As one of the world's leading full-service opinion research and strategic consulting firms, Wirthlin Worldwide (www.wirthlin.com) has particular expertise in developing marketing and communications strategies as well as tactical solutions. Since 1964, the firm has provided strategic research and consulting to a broad range of public and private sector clients, including three-fourths of the Fortune 100 companies. Wirthlin Worldwide has offices in the U.S., Europe and Asia.

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:
Dan Hucko
SVP, Corporate Communications & Investor Relations
Harris Interactive

585-214-7470

Safe Harbor Statement

This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


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